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                                     EXHIBIT 23.1

                Consent of Deloitte & Touche LLP, Independent Auditors


INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Dura Pharmaceuticals, Inc. on Form S-8 of our report dated January 20, 1997, incorporated by reference in the Annual Report on Form 10-K of Dura Pharmaceuticals, Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP


San Diego, California
August 26, 1997